UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2003

INTERSTATE HOTELS & RESORTS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-14331	52-2101815

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

4501 N. Fairfax Drive
Arlington, Virginia 22203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (703) 387-3100

1010 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007
(202) 965-4455

(Former name or former address, if changed since last report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 30, 2003, the Registrant issued the press release attached as Exhibit 99.1 to this report; provided that, the attached press release incorporates corrections to the Six Months Ended June 30, 2003 (Historical) column of the Reconciliations of Non-GAAP Financial Measures table and the Twelve Months Ending December 31, 2003 column of the Outlook Reconciliation table at the end of the press release issued by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2003

INTERSTATE HOTELS & RESORTS, INC

By: /s/ Christopher L. Bennett Name: Christopher L. Bennett Title: Senior Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated as of July 30, 2003.